UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 24, 2025

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

 (Address of principal executive offices, including zip code)

(702) 825-9872

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2025, the Board of Directors of (the “Board”) of Zura Bio Limited (the “Company”) adopted an Executive Severance Benefit Plan (the “Severance Plan”) pursuant to which certain employees, including the Company’s current named executive officers, are eligible to participate. Pursuant to the Severance Plan, if an Eligible Employee’s (as defined in the Severance Plan) employment terminates (a) without Cause (as defined in the Severance Plan) and other than as a result of death or Disability (as defined in the Severance Plan) or (b) due to resignation for Good Reason (as defined in the Severance Plan), in either case, at least 91 days following the commencement of such Eligible Employee’s employment with the Company, then, subject to execution of a separation agreement containing a customary general waiver and release of all claims in favor of the Company and its Affiliates (as defined in the Severance Plan) and certain other conditions set forth in the Severance Plan, such Eligible Employee is entitled to a lump sum payment equal to (x) 12 months of such Eligible Employee’s base salary, in the case of the Company’s Chief Executive Officer (the “Chief Executive Officer”), or (y) nine months of such Eligible Employee’s base salary, in the case of the Company’s other named executive officers and certain other executives. If an Eligible Employee’s employment terminates within the time period beginning on the date of the closing of a Change in Control (as defined in the Severance Plan) and ending 12 months following the closing of the Change in Control (a) without Cause and other than as a result of death or Disability or (b) due to resignation for Good Reason, in either case, at least 91 days following the commencement of such Eligible Employee’s employment with the Company, then, subject to execution of a separation agreement containing a customary general waiver and release of all claims in favor of the Company and its Affiliates and certain other conditions set forth in the Severance Plan, such Eligible Employee is entitled to (i) a lump sum payment equal to (x) 18 months of such Eligible Employee’s base salary, in the case of the Chief Executive Officer, or (y) 12 months of such Eligible Employee’s base salary, in the case of the Company’s other named executive officers and certain other executives; (ii) a lump sum payment equal to (x) 150% of such Eligible Employee’s then-current target annual bonus (if any) in the case of the Chief Executive Officer, or (y) 100% of such Eligible Employee’s then-current target annual bonus (if any) in the case of the Company’s other named executive officers and certain other executives; (iii) payment of such Eligible Employee’s annual bonus for the year in which the termination occurs, based on (and to the extent of) actual performance, as determined by the Board, prorated based on the number of days such Eligible Employee was employed during such year; and, if applicable, (iv) reimbursement of the full amount of COBRA premiums, or coverage under any self-funded plan, for (x) up to 18 months in the case of the Chief Executive Officer, or (y) up to 12 months in the case of the Company’s other named executive officers and certain other executives.

The foregoing description of the Severance Plan is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Zura Bio Limited Executive Severance Benefit Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZURA BIO LIMITED

Date: September 30, 2025	By:	/s/ Kim Davis
Kim Davis
Chief Operating Officer, Chief Legal Officer and Corporate Secretary